Exhibit 99.1

Investcorp India Acquisition Corp Announces Corporate Name Change

NEW YORK, October 17, 2024 – Investcorp AI Acquisition Corp (“IVCA” (NYSE: IVCA)) announced that, following receipt of shareholder approval at an Extraordinary General Meeting of Shareholders on October 15, 2024, it has filed an amendment to its Amended and Restated Memorandum and Articles of Association (the “Articles”) with the Cayman Islands Registrar of Companies to reflect a corporate name change from ‘Investcorp India Acquisition Corp’ to ‘Investcorp AI Acquisition Corp’. The Company’s ticker symbol, “IVCA”, will remain unchanged.

About IVCA

IVCA was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Cautionary Note Regarding Forward Looking Statements

This press release includes certain statements that are not historical facts, but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements are based on various assumptions, whether or not identified in this press release, and on current expectations of the management of IVCA and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of IVCA. IVCA specifically disclaims any obligation to update or revise any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing IVCA’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

MEDIA CONTACT:

International / GCC

Firas El Amine

+973 175 15404

felamine@investcorp.com